UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2019

SPIRIT REALTY CAPITAL, INC.

SPIRIT REALTY, L.P.

(Exact name of registrant as specified in its charter)

Maryland (Spirit Realty Capital, Inc.)	001-36004	20-1676382 (Spirit Realty Capital, Inc.)
Delaware (Spirit Realty, L.P.)	333-216815-01	20-1127940 (Spirit Realty, L.P.)
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 North Harwood Street, Suite 300

Dallas, Texas 75201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 476-1900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934

Spirit Realty Capital, Inc.	Emerging growth company ☐
Spirit Realty, L.P.	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    Spirit Realty Capital, Inc.  ☐    Spirit Realty, L.P.  ☐

ITEM 8.01	OTHER EVENTS

On February 22, 2019, Spirit Realty Capital, Inc. (the “Company”) and Spirit Realty, L.P. (the “Operating Partnership”) entered into an amended and restated equity distribution agreement (the “equity distribution agreement”) with SunTrust Robinson Humphrey, Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc., Stifel, Nicolaus & Company, Incorporated and Wells Fargo Securities, LLC (each, an “agent” and, collectively, the “agents”), and the forward purchasers (as defined below), providing for the offer and sale of shares of the Company’s common stock, $0.05 par value per share (the “common stock”), having an aggregate gross sales price of up to $500.0 million through the agents, as its sales agents or, if applicable, as forward sellers (as defined below), or directly to the agents acting as principals. The equity distribution agreement amended and restated an existing equity distribution agreement (the “original equity distribution agreement”) the Company entered into with certain of these agents on November 9, 2016, as amended on November 13, 2018. Under the original equity distribution agreement, the Company had offered and sold shares of its common stock having an aggregate gross sales price of $3,751,129 through February 22, 2019. As a result of such prior sales, as of February 22, 2019, shares of its common stock having an aggregate gross sales price of up to $496,248,871 remain available for offer and sale under the equity distribution agreement.

Sales of shares of its common stock, if any, made through the agents, as the Company’s sales agents or, if applicable, as forward sellers pursuant to the equity distribution agreement, may be made in sales deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including (1) by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices prevailing at the time of sale, in negotiated transactions or as otherwise agreed by us, the applicable agent and the applicable investor, (2) to or through any market maker or (3) on or through any other national securities exchange or facility thereof, trading facility of a securities association or national securities exchange, alternative trading system, electronic communication network or other similar market venue.

The agents are not required to sell any specific number or dollar amount of shares of its common stock but will use their commercially reasonable efforts consistent with its normal trading and sales practices as its sales agents or as forward sellers and subject to the terms of the equity distribution agreement and, in the case of shares offered through such agents as forward sellers, the relevant forward sale agreement to sell the shares of the Company’s common stock, as instructed by the Company and, in the case of shares offered through such agents as forward sellers, the relevant forward purchaser. The shares of the Company’s common stock offered and sold through the agents, as its sales agents or as forward sellers, pursuant to the equity distribution agreement will be offered and sold through only one agent on any given day.

Each agent will receive from the Company a commission that will not exceed, but may be lower than, 2.0% of the gross sales price of shares of its common stock sold through it as its sales agent. Under the terms of the equity distribution agreement, the Company may also sell shares of its common stock to each of the agents, as principal, at a price agreed upon at the time of sale. If the Company sells shares of its common stock to any agent as principal, the Company will enter into a separate terms agreement with the agent, setting forth the terms of such transaction, and the Company will describe the agreement in a separate prospectus supplement or pricing supplement. In connection with each forward sale agreement, the Company will pay the applicable agent, acting as forward seller in connection with such forward sale agreement, a commission, in the form of a reduction to the initial forward price under the related forward sale agreement, at a mutually agreed rate that will not (except as provided below) exceed, but may be lower than, 2.0% of the gross sales price per share of the borrowed shares of its common stock sold through such agent, as forward seller, during the applicable forward selling period for such shares (subject to certain possible adjustments to such gross sales price for daily accruals and any quarterly dividends having an “ex-dividend” date during such forward selling period).

The equity distribution agreement contemplates that, in addition to the issuance and sale by the Company of shares of its common stock to or through the agents, the Company may enter into separate forward sale agreements, with each of J.P. Morgan Securities LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc., Wells Fargo Securities, LLC, or one of their respective affiliates (in such capacity, each, a “forward purchaser” and, collectively, the “forward purchasers”). If the Company enters into a forward sale agreement with any forward purchaser, the Company expects that such forward purchaser (or its affiliate) will attempt to borrow from third parties and sell, through the relevant agent, acting as sales agent for such forward purchaser, shares of its common stock to hedge such forward purchaser’s exposure under such forward sale agreement. The Company will not initially receive any proceeds from any sale of shares of its common stock borrowed by a forward purchaser (or its affiliate) and sold through a forward seller.

The Company currently expects to fully physically settle each forward sale agreement, if any, with the relevant forward purchaser on one or more dates specified by the Company on or prior to the maturity date of such forward sale agreement, in which case the Company expects to receive aggregate net cash proceeds at settlement equal to the number of shares specified in such forward sale agreement multiplied by the relevant forward price per share. However, subject to certain exceptions, the

Company may also elect, in its sole discretion, to cash settle or net share settle all or any portion of its obligations under any forward sale agreement, in which case the Company may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and the Company may owe cash (in the case of cash settlement) or shares of its common stock (in the case of net share settlement) to the relevant forward purchaser.

The Company intends to contribute the net proceeds it receives from the issuance and sale by the Company of any of its shares of common stock to or through the agents and any net proceeds it receives pursuant to any forward sale agreements with the relevant forward purchasers to the Operating Partnership in exchange for common units of the Operating Partnership. The Operating Partnership intends to use such net proceeds for general corporate purposes, which may include repaying or repurchasing indebtedness, working capital and capital expenditures, and potential future acquisitions.

Any shares of common stock that the Company may offer, issue and sell, and any shares of borrowed common stock that the forward purchasers may offer and sell, pursuant to the equity distribution agreement will be offered and sold pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission on September 25, 2017 (File Nos. 333-220618 and 333-220618-01) and a prospectus supplement dated February 22, 2019 and an accompanying prospectus dated September 25, 2017 filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The equity distribution agreement (which includes, as an exhibit thereto, the form of the forward sale agreement) is filed as Exhibit 1.1 to this Current Report. The description of certain provisions of the equity distribution agreement and the forward sale agreement appearing in this Current Report is not complete and is subject to, and qualified in its entirety by reference to, the equity distribution agreement (including such form of forward sale agreement included therein) filed herewith as an exhibit to this Current Report and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

1.1	Amended and Restated Equity Distribution Agreement, dated as of February 22, 2019, among the Spirit Realty, Inc., Spirit Realty, L.P. and SunTrust Robinson Humphrey, Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc., Stifel, Nicolaus & Company, Incorporated and Wells Fargo Securities, LLC, as sales agents, principals and/or (except in the case of Mizuho Securities USA LLC, SunTrust Robinson Humphrey, Inc. and Stifel, Nicolaus & Company, Incorporated) forward sellers, and The Bank of Nova Scotia, JPMorgan Chase Bank, National Association, London Branch, Royal Bank of Canada and Wells Fargo Bank, National Association, as forward purchasers.

5.1	Opinion of Ballard Spahr LLP.

23.1	Consent of Ballard Spahr LLP (contained in the opinion filed as Exhibit 5.1 hereto).

99.1	Form of forward sale agreement, between the Company and a forward purchaser (included in Exhibit 1.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2019

SPIRIT REALTY CAPITAL, INC.

By:	/s/ Michael Hughes
Michael Hughes Executive Vice President and Chief Financial Officer

SPIRIT REALTY, L.P.

By: Spirit General OP Holdings, LLC, as general partner of Spirit Realty, L.P.

By:	/s/ Michael Hughes
Michael Hughes Executive Vice President and Chief Financial Officer